For Immediate Release

FERRO REPORTS ADJUSTED EPS OF $0.09 FOR FOURTH QUARTER 2013 AND $0.47 FOR FULL-YEAR 2013

•	Full-year 2014 adjusted EPS guidance established at $0.65 — $0.70

•	Company reaffirms 2015 adjusted EPS target in excess of $1.00

CLEVELAND, Ohio – February 24, 2014 – Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the fourth quarter and full year ended December 31, 2013. The fourth-quarter income from continuing operations attributable to common shareholders was $0.69 per diluted share compared with a net loss of $0.74 per share in the fourth quarter of 2012. On an adjusted basis, earnings per diluted share were $0.09 in the fourth quarter of 2013, compared with a net loss of $0.07 per share in the fourth quarter of 2012. For the full year 2013, income from continuing operations attributable to common shareholders was $0.92 per diluted share compared with a net loss of $4.35 per share in the prior year. On an adjusted basis, earnings per diluted share for the full-year 2013 were $0.47 per share compared with net income of $0.07 per share in 2012. The Company attributed the increase in profitability to the successful execution of its value creation strategy. The results in both years include a number of charges, relating to, among other items, restructuring activities, asset impairments, divestitures, and a pension and other postretirement benefits mark-to-market adjustment of the related net liabilities. Please refer to the supplemental tables at the end of this release for additional information concerning adjusted financial results.

Peter Thomas, President and Chief Executive Officer, commented, “We have accomplished a great deal over the last year in adjusting our business portfolio, realigning our business operations and reducing our cost base. The Ferro team has been successful in making Ferro more competitive and more profitable, and we are better positioned for future growth. Full year 2013 cost savings are estimated to have exceeded $47 million with an estimated year-end run rate of $70 million. We expect to accomplish our goal of greater than $100 million of cost reductions by the end of 2015. Based on our growth expectations for 2014 and continued reductions in costs associated with our value creation strategy, we expect adjusted earnings per share for 2014 to be in the range of $0.65 to $0.70.”

2013 Fourth-Quarter Results

Ferro reported net sales of $374 million in the fourth quarter of 2013, compared with net sales of $400 million in the fourth quarter of 2012. Value-added sales, which exclude precious metal sales, decreased nearly 1% to $357 million from $360 million in the fourth quarter last year. Adjusting for the impact of business lines exited during the year (approximately $3 million and $9 million in the fourth quarter of 2013 and 2012, respectively), value-added sales increased by 1%. In the quarter, sales were also adversely impacted by continued product deselection of phthalates in the Polymer Additives Segment. This led to a reduction in sales of approximately $6 million. Adjusting for this impact, sales in the Company’s other underlying businesses increased by 3%.

In 2012, the Company changed its method of recognizing defined benefit pension and other postretirement benefit expense. We now recognize actuarial gains and losses in our operating results in the year in which the gains or losses occur, and these are generally measured annually as of December 31 and recorded in the fourth quarter. The pension adjustments impact cost of goods sold and selling, general and administrative (“SG&A”) costs. The fourth quarter 2013 pension adjustment resulted in a gain, reducing SG&A expenses by $70 million. For the fourth quarter of 2012, the adjustment resulted in a charge, increasing cost of goods sold by $4 million and SG&A expenses by $23 million.

Gross profit was $79 million for the 2013 fourth quarter, compared with $57 million for the fourth quarter of 2012. Excluding special charges, adjusted gross profit was $79 million (22.1% of value-added sales) compared with $63 million (17.5% of value-added sales) in the prior-year period. In addition to the pension adjustment described above, fourth quarter adjusted gross profit excluded special charges of $0.5 million and $2 million in 2013 and 2012, respectively.

For the fourth quarter of 2013, SG&A expenses were recorded as income of $9 million compared with expenses of $95 million in the prior-year quarter. Excluding special items in both periods, including the pension adjustments described above, SG&A expenses declined 5% to $61 million from $63 million. Included in both periods is the impact of incentive and stock-based compensation accruals, including a charge of approximately $7 million in the fourth quarter of 2013 and a credit of approximately $2 million in the same quarter last year. Excluding special charges and the impact of incentive compensation, SG&A expenses for the fourth quarter were reduced by approximately $12 million on a year-over-year basis. In addition to the pension adjustments, adjusted SG&A expenses for the fourth quarter of 2013 exclude special charges of $0.9 million compared with special charges of $8 million in the same period last year.

During the fourth quarter of both years, the Company incurred restructuring and impairment charges. The charges in both quarters are related to the Company’s ongoing efforts to restructure operations and exit underperforming assets. The charge in the fourth quarter of 2013 was $15 million compared with $22 million in the same period last year.

Net income attributable to common shareholders for the quarter ended December 31, 2013, was $61 million, or $0.69 per diluted share, compared with a net loss of $64 million, or $0.74 per diluted share, in the fourth quarter of 2012. Adjusted net income from continuing operations attributable to common shareholders was $8 million, or $0.09 per diluted share, compared with a net loss of $6 million, or $0.07 per diluted share, in the prior-year quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were approximately $31 million in the fourth quarter of 2013, compared with $12 million in the same period last year. Adjusted EBITDA margins, as a percentage of value-added sales, were 8.6% in the fourth quarter of 2013 and 3.2% in the same period last year.

2013 Full Year Results

Ferro reported net sales of $1.6 billion for the full year 2013, compared with net sales of $1.7 billion for 2012. Value-added sales, which exclude precious metal sales, decreased 2%, to $1.5 billion from $1.6 billion in the prior year. Adjusting for the impact of business lines that have been exited (approximately $27 million and $52 million in 2013 and 2012, respectively), value-added sales declined by less than 1%. For the full year, deselection of phthalate products in the Polymer Additives Segment adversely impacted sales by approximately $22 million. Excluding this impact and that of business lines that have been exited, discussed above, sales for the underlying businesses increased by nearly 1%.

Gross profit was $330 million for the full year 2013, compared with $290 million for 2012. Excluding special charges, adjusted gross profit was $334 million (21.7% of value-added sales) compared with $302 million (19.2% of value-added sales) in the prior year. During 2013, gross profit was increased by special charges of $4 million compared with special charges of $9 million last year. These items are in addition to the pension-related adjustments.

SG&A expenses were $176 million for the full-year 2013 compared with $298 million in the prior year. Excluding special charges in both periods, including the pension adjustment described above, SG&A expenses declined 8% to $239 million from $260 million. Included in both years is the impact of incentive and stock-based compensation accruals, including a charge of approximately $25 million in 2013 compared with a charge of approximately $3 million in 2012. Adjusting for the significant difference in compensation accruals and the special charges, SG&A expenses declined by $43 million or 17%. In addition to the pension adjustments described above, SG&A expense for 2013 included special charges of $8 million compared with special charges of $14 million 2014.

In 2013, the Company recorded $42 million of restructuring and impairment charges compared with $226 million in 2012. The charges are related to the Company’s ongoing efforts to restructure operations and exit underperforming assets.

Net income attributable to common shareholders for the year ended December 31, 2013, was $72 million, or $0.82 per diluted share compared with a net loss of $374 million, or $4.34 per diluted share, in 2012. Adjusted net income from continuing operations attributable to common shareholders was $41 million, or $0.47 per diluted share, compared with $6 million, or $0.07 per diluted share, in the prior year.

Adjusted EBITDA was approximately $138 million for 2013, compared with $90 million in 2012. Adjusted EBITDA margins, represented as a percentage of value-added sales, were 9.0% in 2013 and 5.7% in 2012.

Total debt at December 31, 2013 was $312 million, a reduction of $35 million from December 31, 2012. Cash balances declined by just over $1 million to $28 million, resulting in a reduction in net debt (debt less cash) of $34 million. In comparison, for 2012 net debt increased by $31 million.

Outlook

The Company expects adjusted earnings for 2014 to be in the range of $0.65 to $0.70 per diluted share driven primarily by additional cost savings and modest growth in value-added sales.

Excluding the impact of divested business lines, 2013 value-added sales were $1.5 billion ($1.05 billion in the Performance Materials Group and $463 million in the Performance Chemicals Group). For 2014, Ferro estimates global real gross domestic product (“GDP”), weighted for the Company’s sales participation in the geographies it serves, will be 2.6%. In line with this estimate, value-added sales for the Performance Materials Group are expected to increase by approximately 3.6%, or GDP plus 100 basis points. In the Performance Chemicals Group, 2014 sales will continue to be adversely impacted by deselection of certain phthalates in the Polymer Additives segment. Management estimates that 2014 revenue losses associated with this deselection will be approximately $30 million. Adjusting for this loss, 2014 Performance Chemicals sales are also expected to increase by approximately 3.6%.

The 2014 adjusted gross profit margin, expressed as a percent of value-added sales, is expected to be approximately equal to the level attained in the fourth quarter of 2013, at approximately 22%, and SG&A expenses, excluding pension adjustments and special items, are expected to be approximately 14% of value-added sales.

The Company expects to use approximately $25 million in cash in 2014. Uses of cash include continued funding of restructuring efforts and a higher level of capital spending versus the 2013 level. The Company expects capital spending to be approximately $65 million, with the largest commitment of capital associated with the previously announced investment in manufacturing capacity in Belgium for dibenzoates, a phthalate replacement. Excluding cash restructuring payments and the impact of higher than normal bonus payments earned in 2013 but paid in 2014, cash flow is expected to be break even.

The Company also reaffirms its prior 2015 adjusted earnings per share target in excess of $1.00 per diluted share.

Conference Call

The Company will host a conference call to discuss its fourth-quarter financial results and current outlook for 2014 on Tuesday, February 25, 2014, at 10:00 a.m. Eastern Time. To listen to the call, dial 800-354-6885 if calling from the United States or Canada, or dial 303-223-2685 if calling from outside North America. Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on March 4th. To access the replay, dial 800-633-8284 if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID #21707283 to access the audio replay.

The conference call also will be broadcast live over the Internet and will be available for replay through March 31, 2014. The live broadcast and replay can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com. A podcast of the conference call will also be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,360 employees globally and reported 2013 sales of $1.6 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	Ferro’s ability to successfully implement its value creation strategy;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on capital;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	implementation of new business processes and information systems;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2013.

# # #

Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com

Table 1
Ferro Corporation and Subsidiaries
Consolidated Statements of Operations
	Three months ended			Twelve months ended
(Dollars in thousands, except share and per share amounts)	December 31, (Unaudited)			December 31,
	2013		2012	2013	2012
Net sales	$374,323		$399,777	$1,635,406	$1,744,613
Cost of sales	295,737		342,456	1,305,682	1,455,043

Gross profit	78,586		57,321	329,724	289,570
Selling, general and administrative expenses	(8,704)		95,080	176,282	297,755
Restructuring and impairment charges	14,995		21,990	41,733	225,724
Other expense (income):
Interest expense	6,299		6,895	27,333	26,461
Interest earned	(100)		(118)	(271)	(311)
Foreign currency losses, net	167		1,394	4,183	2,186
Miscellaneous (income) expense, net	(5,776)		58	(15,269)	3,095

Income (loss) before income taxes	71,705		(67,976)	95,733	(265,340)
Income tax expense (benefit)	10,842		(4,265)	14,867	108,850

Income (loss) from continuing operations		60,863	(63,711)	80,866	(374,190)
Income (loss) from discontinued operations, net of income
taxes		0	239	(8,421)	1,156

Net income (loss)		60,863	(63,472)	72,445	(373,034)
Less: Net income attributable to noncontrolling interests	326		404	503	1,234
Net income (loss) attributable to Ferro Corporation	$60,537		$(63,876)	$71,942	$(374,268)

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic (loss) earnings per share
From continuing operations	$0.70		$(0.74)	$0.93	$(4.35)
From discontinued operations	—		—	(0.10)	0.01

	$0.70		$(0.74)	$0.83	$(4.34)
Diluted (loss) earnings per share
From continuing operations	$0.69		$(0.74)	$0.92	$(4.35)
From discontinued operations	—		—	(0.10)	0.01

	$0.69		$(0.74)	$0.82	$(4.34)
Shares outstanding:
Weighted-average basic shares		86,541,322	86,331,679	86,483,603	86,288,481
Weighted-average diluted shares		87,695,505	86,331,679	87,497,387	86,288,481
End-of-period basic shares		86,653,440	86,368,096	86,653,440	86,367,096
Table 2
Ferro Corporation and Subsidiaries
Segment Net Sales and Gross Profit
		Three months ended		Twelve months ended
(Dollars in thousands)		December 31, (Unaudited)		December 31,

	2013		2012	2013	2012

Segment Net Sales
Pigments, Powders and Oxides		$34,378	$59,627	$190,326	$279,025
Performance Colors and Glass		91,374	91,732	390,007	386,538
Performance Coatings		146,006	140,633	591,975	587,698
Polymer Additives		63,302	69,580	292,568	320,635
Specialty Plastics		39,263	38,205	170,530	170,717
Total Segment Net Sales		$374,323	$399,777	$1,635,406	$1,744,613

Segment Gross Profit
Pigments, Powders and Oxides		$8,343	$3,417	$34,225	$31,780
Performance Colors and Glass		25,622	24,627	112,825	101,847
Performance Coatings		32,458	26,281	132,695	111,609
Polymer Additives		6,523	3,080	27,139	29,951
Specialty Plastics		6,250	5,979	28,366	29,186
Other costs of sales		(610)	(6,063)	(5,526)	(14,803)

Total Gross Profit		78,586	57,321	329,724	289,570
Selling, general and administrative expenses		(8,704)	95,080	176,282	297,755
Restructuring and impairment charges		14,995	21,990	41,733	225,724
Other expense, net		590	8,227	15,976	31,431

Income (Loss) before income taxes		$71,705	$(67,976)	$95,733	$(265,340)
			=		=

Table 3
Ferro Corporation and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands)	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$28,328	$29,576
Accounts receivable, net	287,925	306,463
Inventories	190,216	200,824
Deferred income taxes	6,584	7,995
Other receivables	25,775	31,554
Other current assets	16,561	10,802
Current assets of discontinued operations	—	6,289

Total current assets	555,389	593,503
Property, plant and equipment, net	297,104	309,374
Goodwill	63,473	62,975
Amortizable intangible assets, net	13,027	14,410
Deferred income taxes	19,451	21,554
Other non-current assets	59,748	61,941
Other assets of discontinued operations	—	15,346

Total assets	$1,008,192	$1,079,103

Liabilities and Equity
Current liabilities:
Loans payable and current portion of long-term debt	$44,230	$85,152
Accounts payable	153,877	182,024
Accrued payrolls	44,509	31,643
Accrued expenses and other current liabilities	71,115	76,384
Current liabilities of discontinued operations	—	1,300

Total current liabilities	313,731	376,503
Long-term debt, less current portion	267,469	261,624
Postretirement and pension liabilities	120,527	216,167
Other non-current liabilities	32,622	18,135

Total liabilities	734,349	872,429
Shareholders’ equity	261,518	193,527
Noncontrolling interests	12,325	13,147

Total liabilities and equity	$1,008,192	$1,079,103

Table 4
Ferro Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
	Three months ended		Twelve months ended
(Dollars in thousands)	December 31, (Unaudited)		December 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net income (loss)	$60,863	$(63,472)	$72,445	$(373,034)
(Gain) loss on sale of assets and businesses	(4,918)	(513)	(15,604)	505
Depreciation and amortization	12,028	15,650	50,028	57,384
Restructuring and impairment charges	16,226	(89,488)	20,581	221,596
Accounts receivable	39,303	17,748	16,224	(5,258)
Inventories	5,938	6,650	18,056	22,287
Accounts payable	(22,099)	(14,105)	(27,963)	(18,359)
Other changes in current assets and liabilities, net	598	9,787	(7,765)	17,601
Other adjustments, net	(92,478)	121,865	(107,538)	100,936

Net cash provided by operating activities	15,461	4,122	18,464	23,658
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(13,033)	(12,440)	(34,220)	(58,685)
Proceeds from sale of assets and businesses	17,227	657	50,173	3,043
Other investing activities	96	238	1,215	334

Net cash provided by (used for) investing activities	4,290	(11,545)	17,168	(55,308)
Cash flow from financing activities
Net (repayments) borrowings under loans payable	(15,107)	17,847	(5,884)	39,934
Proceeds from revolving credit facility	80,951	72,425	449,268	395,576
Payments on revolving credit facility	(91,255)	(80,761)	(442,659)	(400,687)
Extinguishment of convertible Senior notes	0	0	(35,066)	0
Other financing activities	(1,640)	874	(2,374)	1,634

Net cash (used for) provided by financing activities	(27,051)	10,385	(36,715)	36,457
Effect of exchange rate changes on cash and cash equivalents	(225)	1,797	(165)	1,778

(Decrease) increase in cash and cash equivalents	(7,525)	4,759	(1,248)	6,585
Cash and cash equivalents at beginning of period	35,853	24,817	29,576	22,991
Cash and cash equivalents at end of period	$28,328	$29,576	$28,328	$29,576

Cash paid during the period for:
Interest	$1,291	$1,125	$26,775	$26,468
Income taxes	2,910	1,527	5,815	4,657

Table 5
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Loss to Adjusted Loss
for the Three Months Ended December 31 (Unaudited)
(Dollars in thousands,		Selling, general and				Net (loss) income
except per share		administrative	Restructuring and		Income tax (benefit)	attributable to common	Diluted (loss)
amounts)	Cost of sales	expenses	impairment charges	Other expense, net	expense	shareholders	earnings per share

				Three months ended December 31, 2013

As reported	$295,737	$(8,704)	$14,995	$590	$10,842	$60,537	$0.69
Special items:
Impairments			(9,586)		3,451	6,135	0.07
Restructuring			(5,409)		1,947	3,462	0.04
Pension[1]	19	70,096			(25,241)	(44,874)	(0.51)
Other[2]	(550)	(878)		4,939	(1,264)	(2,247)	(0.03)
Taxes[3]					14,972	(14,972)	(0.17)

Total special items	(531)	69,218	(14,995)	4,939	(6,135)	(52,496)	(0.60)
As adjusted	$295,206	$60,514	$—	$5,529	$4,707	$8,041	$0.09

				Three months ended December 31, 2012

As reported	$342,456	$95,080	$21,990	$8,229	$(4,265)	$(63,876)	$(0.74)
Special items:
Impairments	—	—	(16,403)	—	5,905	10,498	0.12
Restructuring	—	—	(5,587)	—	2,011	3,576	0.04
Pension[1]	(3,758)	(23,480)	—	—	9,806	17,432	0.20
Other[2]	(1,861)	(8,222)	—	—	3,630	6,453	0.07
Taxes[3]	—	—	—	—	(20,073)	20,073	0.23
Discontinued operations						239	—

Total special items	(5,619)	(31,702)	(21,990)	—	1,279	58,271	0.67
As adjusted	$336,837	$63,378	$—	$8,229	$(2,986)	$(5,605)	$(0.07)

1)	Pension and other postretirement benefits mark-to-market adjustment of the related net liabilities.

2)	Includes certain costs related to divested businesses and product lines, severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, certain business development costs, and costs related to a flood that occurred in Germany.

3)	Adjustment of reported earnings and of special items to a normalized 36% rate for 2013 and 2012.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items including restructuring and impairment charges, mark-to-market pension and other postretirement benefit gains and losses, certain costs related to divested businesses and product lines, ongoing costs at facilities that have been idled, gain/loss on divestitures, certain business development costs, and costs related to a flood that occurred in Germany. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 6
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported (Loss) Income to Adjusted Income
for the Twelve Months Ended December 31 (Unaudited)
(Dollars in thousands,		Selling, general and				Net (loss) income
except per share		administrative	Restructuring and		Income tax expense	attributable to common	Diluted earnings
amounts)	Cost of sales	expenses	impairment charges	Other expense, net	(benefit)	shareholders	(loss) per share

				Twelve months ended December 31, 2013

As reported	$1,305,682	$176,282	$41,733	$15,976	$14,867	$71,942	$0.82
Special items:
Impairments	—	—	(9,586)	—	3,451	6,135	0.07
Restructuring	—	—	(32,147)	—	11,573	20,574	0.24
Pension[1]	19	70,096	—	—	(25,241)	(44,874)	(0.51)
Other[2]	(4,015)	(7,660)	—	13,795	(763)	(1,357)	(0.02)
Taxes[3]	—	—	—	—	19,597	(19,597)	(0.22)
Solar Pastes [4]						205	—
Discontinued operations						8,421	0.10
Noncontrolling interest						(394)	(0.01)

Total special items	(3,996)	62,436	(41,733)	13,795	8,617	(30,887)	(0.35)
As adjusted	$1,301,686	$238,718	$—	$29,771	$23,484	$41,055	$0.47

				Twelve months ended December 31, 2012

As reported	$1,455,043	$297,755	$225,724	$31,431	$108,850	$(374,268)	$(4.34)
Special items:
Impairments	—	—	(215,184)	—	77,466	137,718	1.59
Restructuring	—	—	(10,540)	—	3,794	6,746	0.08
Pension[1]	(3,758)	(23,480)	—	—	9,806	17,432	0.20
Other[2]	(9,065)	(14,191)	—	(808)	8,663	15,401	0.18
Taxes[3]	—	—	—	—	(204,372)	204,372	2.37
Discontinued operations						(1,156)	(0.01)

Total special items	(12,823)	(37,671)	(225,724)	(808)	(104,643)	380,513	4.41
As adjusted	$1,442,220	$260,084	$—	$30,623	$4,207	$6,245	$0.07

1)	Pension and other postretirement benefits mark-to-market adjustment of the related net liabilities.

2)	Includes certain costs related to divested businesses and product lines, severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs, certain business development costs and costs related to a flood that occurred in Germany.

3)	Adjustment of reported earnings and of special items to a normalized 36% rate for 2013 and 2012.

4)	Adjustment to exclude the operations of the solar pastes product line prior to the completion of the transaction on February 6, 2013 where certain solar pastes assets were sold and the Company exited the product line. We believe this adjustment, in combination with the adjustment to exclude the gain on the sale of solar pastes assets of $8,954 included within the adjustments to the other expense, net column, provides investors with additional information on the underlying operations of the business.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items including, restructuring and impairment charges, mark-to-market pension and other postretirement benefit gains and losses, certain costs related to divested businesses and product lines, severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs, certain business development costs, and costs related to a flood that occurred in Germany. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 7
Ferro Corporation and Subsidiaries
Supplement Information
Reconciliation of Segment Net Sales Excluding Precious Metals to Net Sales and Schedule of
Adjusted Gross Profit (Unaudited)
	Three months ended				Twelve months ended
(Dollars in thousands)	December 31,				December 31,
	2013		2012		2013		2012
Pigments, Powders and Oxides	$27,039		$32,243		$137,185		$156,672
Performance Colors and Glass	81,604		79,210		346,426		336,141
Performance Coatings	146,006		140,633		591,975		587,698
Polymer Additives	63,302		69,580		292,568		320,635
Specialty Plastics	39,263		38,205		170,530		170,717

Total segment net sales excluding precious metals	357,214		359,871		1,538,684		1,571,863
Sales of precious metals	17,109		39,906		96,722		172,750

Total net sales	$374,323		$399,777		$1,635,406		$1,744,613

Net sales excluding precious metals	$357,214		$359,871		$1,538,684		$1,571,863
Adjusted cost of sales	295,206		336,837		1,301,686		1,442,220
Cost of sales from precious metals	(17,109)		(39,906)		(96,722)		(172,750)
Adjusted cost of sales excluding precious metals	278,097		296,931		1,204,964		1,269,470

Adjusted gross profit	$79,117		$62,940		$333,720		$302,393

Adjusted gross profit percentage	22.1	%	17.5	%	21.7	%	19.2%

It should be noted that segment net sales excluding precious metals and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The sales are presented here to exclude the impact of volatile precious metal raw material costs. The precious metal raw material costs are generally passed through directly to customers with minimal margin. Adjusted gross profit excludes sales and cost of sales from precious metals as well as other special items, primarily comprised of ongoing costs at facilities that have been idled, the portion of mark-to-market pension and other postretirement benefit gains and losses that impact cost of sales, certain costs related to divested businesses and product lines, and costs related to a flood that occurred in Germany. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 8
Ferro Corporation and Subsidiaries
Supplemental Information
Segment Detail
	Three months ended		Twelve months ended
(Dollars in thousands)	December 31,		December 31,
Performance Materials	2013	2012	2013	2012
Sales

Pigments, Powders & Oxides	$34,378	$59,627	190,326	279,025
Performance Colors & Glass	91,374	91,732	390,007	386,538
Performance Coatings	146,006	140,633	591,975	587,698

Total Performance Materials Sales	271,758	291,992	1,172,308	1,253,261
Gross profit

Pigments, Powders & Oxides	8,343	3,417	34,225	31,780
Performance Colors & Glass	25,622	24,627	112,825	101,847
Performance Coatings	32,458	26,281	132,695	111,609

Total Performance Materials Gross Profit	66,423	54,325	279,745	245,236
Selling, general and administrative charges	36,872	18,124	150,572	155,517

Performance Materials Operating Profit	$29,551	$36,201	$129,173	$89,719

Performance Chemicals
Sales

Polymer Additives	$63,302	$69,580	292,568	320,635
Specialty Plastics	39,263	38,205	170,530	170,717

Total Performance Chemicals Sales	102,565	107,785	463,098	491,352
Gross Profit

Polymer Additives	6,523	3,080	27,139	29,951
Specialty Plastics	6,250	5,979	28,366	29,186

Total Performance Chemicals Gross Profit	12,773	9,059	55,505	59,137
Selling, general and administrative charges	5,138	2,086	22,713	26,380

Performance Chemicals Operating Profit	$7,635	$6,973	$32,792	$32,757

Table 9
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Operating Group Non-GAAP Measures to
Consolidated GAAP Balances
	Three months ended		Twelve months ended
(Dollars in thousands)	December 31,		December 31,
	2013	2012	2013	2012
Total Sales	$374,323	$399,777	$1,635,406	$1,744,613
Performance Materials	66,423	54,325	279,745	245,236
Performance Chemicals	12,773	9,059	55,505	59,137
Other cost of sales	(610)	(6,063)	(5,526)	(14,803)

Total gross profit	78,586	57,321	329,724	289,570
Performance Materials	36,872	18,124	150,572	155,517
Performance Chemicals	5,138	2,086	22,713	26,380
Corporate	19,101	47,959	72,812	88,947
Pension and other postretirement benefits mark-to-market adjustment	(69,815)	26,911	(69,815)	26,911

Total selling, general and administrative charges	(8,704)	95,080	176,282	297,755
Total operating profit	87,290	(37,759)	153,442	(8,185)
Restructuring and impairment charges	14,995	21,990	41,733	225,724
Interest expense	6,299	6,895	27,333	26,461
Interest earned	(100)	(118)	(271)	(311)
Foreign currency losses, net	167	1,394	4,183	2,186
Miscellaneous (income) expense, net	(5,777)	58	(15,269)	3,095

Income (loss) from continuing operations before taxes	$71,705	$(67,976)	$95,733	$(265,340)

It should be noted that operating group sales, gross profit, selling, general and administrative charges, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The respective information has been aggregated in a manner consistent with the operating groups of the company.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 10
Ferro Corporation and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
	Three months ended				Twelve months ended
(Dollars in thousands)	December 31,				December 31,
	2013		2012		2013		2012
Net Income (Loss) Attributable to Ferro Corporation	60,537		(63,876)		71,942		$(374,268)
Loss (Income) from Discontinued Operations, net of Income Tax	—		(239)		8,421		(1,156)
Interest Expense	6,299		6,895		27,333		26,461
Income Tax Expense	10,842		(4,265)		14,867		108,850
Depreciation and Amortization	12,028		15,650		50,028		57,384
Less Interest Amortization Expense and Other	(316)		(1,805)		(2,932)		(3,954)
Cost of Sales Adjustments	531		5,619		3,996		12,823
SG&A Adjustments	(69,218)		31,702		(62,436)		37,671
Restructuring and Impairment	14,995		21,990		41,733		225,724
Other (Income) and Expense Adjustments	8,334		—		7,814		808
Noncontrolling Interest Adjustments	—				(394)		—
Gain on Sale of assets and business	(13,273)				(22,227)		—
Solar Pastes Operations	—		—		323		—
Adjusted EBITDA	$30,759		$11,671		$138,468		$90,343

Net sales excluding precious metals	$357,214		$359,871		$1,538,684		$1,571,863
Adjusted EBITDA as a % of net sales excluding precious metals	8.6	%	3.2	%	9.0	%	5.7	%

It should be noted that adjusted EBITDA is a financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted EBITDA is net income before the effects of discontinued operations, interest, income taxes, depreciation and amortization, special items impacting cost of sales, SG&A and other income and expense, restructuring and impairment charges, gain/loss on divestitures, and the impact of solar operations on Q1 2013. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.